Exhibit 99.1

Air Lease Corporation Announces Third Quarter 2017 Results

Los Angeles, California, November 9, 2017 — Air Lease Corporation (ALC) (NYSE: AL) announces financial results for the three and nine months ended September 30, 2017.

•	Revenues:
o	$377 million for the three months ended September 30, 2017, an increase of 6.1%
o	$1.1 billion for the nine months ended September 30, 2017, an increase of 6.6%
•	Diluted earnings per share:
o	$0.90 for the three months ended September 30, 2017, an increase of 4.7%
o	$2.59 for the nine months ended September 30, 2017, an increase of 1.6%
•	Adjusted diluted earnings per share before income taxes:
o	$1.50 for the three months ended September 30, 2017, an increase of 4.9%
o	$4.34 for the nine months ended September 30, 2017, an increase of 3.3%
•	Margin:
o	Pre-tax margin of 40.9% for the three months ended September 30, 2017
o	Adjusted pre-tax margin of 44.2% for the three months ended September 30, 2017
•	Return on equity:
o	Pre-tax return on equity of 17.1% for the trailing twelve months ended September 30, 2017
o	Adjusted pre-tax return on equity of 18.5% for the trailing twelve months ended September 30, 2017

Highlights

•

Increased our quarterly cash dividend by 33%, from $0.075 per share to $0.10 per share. The next quarterly dividend of $0.10 per share will be paid on January 4, 2018 to holders of record of our common stock as of December 14, 2017.

•

Added three new aircraft with a cost of $245 million ending the quarter with $12.7 billion in aircraft with a weighted average age of 3.7 years and a weighted average lease term remaining of 6.8 years.

•

Sold seven aircraft, including three aircraft sold to Thunderbolt Aircraft Lease Limited, one aircraft sold to Blackbird Capital II, LLC and three aircraft sold to other third parties, for total sales proceeds of $185 million.

•	Placed 91% of our order book on long-term leases for aircraft delivering through 2019 and 72% through 2020.

“We had a solid quarter, delivering strong, consistent margins, a 6.1% increase in revenues and a 6.6% increase in pre-tax income compared to the third quarter of 2016. Global passenger traffic growth and the need to replace aging aircraft continue to drive healthy demand for new aircraft.  Looking ahead, we remain focused on our core leasing business, harvesting leasing placements in 2020 and beyond, and further developing our management and side car platforms,” said John L. Plueger, Chief Executive Officer and President.

“Since ALC’s inception, we have strived to build an industry leading aircraft lessor with strong and predictable growth, and to reward our shareholders in line with ALC’s achievements. With this in mind, we are pleased to announce that the Board of Directors has authorized a 33% increase in ALC’s quarterly dividend to $0.10 per share from $0.075 per share. This dividend increase is in recognition of ALC’s performance as well as the confidence we have in the business going forward,” said Steven F. Udvar-Házy, Executive Chairman of the Board.

The following table summarizes the results for the three and nine months ended September 30, 2017 and 2016 (in thousands, except share amounts):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	2016	$ change	% change	2017	2016	$ change	% change
Revenues	$376,765	$355,101	$21,664	6.1%	$1,117,909	$1,048,568	$69,341	6.6%
Income before taxes	$154,119	$144,573	$9,546	6.6%	$443,866	$430,835	$13,031	3.0%
Net income	$99,188	$93,276	$5,912	6.3%	$285,050	$277,937	$7,113	2.6%
Adjusted net income before income taxes(1)	$166,436	$157,256	$9,180	5.8%	$479,739	$460,557	$19,182	4.2%
Diluted EPS	$0.90	$0.86	$0.04	4.7%	$2.59	$2.55	$0.04	1.6%
Adjusted diluted EPS before income taxes(1)	$1.50	$1.43	$0.07	4.9%	$4.34	$4.20	$0.14	3.3%

(1)

Adjusted net income before income taxes and adjusted diluted earnings per share before income taxes have been adjusted to exclude the effects of certain non-cash items, one-time or non-recurring items, such as settlement expense, net of recoveries, that are not expected to continue in the future and certain other items. See note 1 under the Consolidated Statements of Income included in this earnings release for a discussion of the non-GAAP measures adjusted net income before income taxes and adjusted diluted EPS before income taxes and a reconciliation to their most comparable GAAP financial measures.

Flight Equipment Portfolio

Our fleet grew by 5.2% based on net book value of $12.7 billion as of September 30, 2017 compared to $12.0 billion as of December 31, 2016. As of September 30, 2017, our fleet was comprised of 236 owned aircraft, with a weighted-average age and remaining lease term of 3.7 years and 6.8 years, respectively, and 51 managed aircraft.  We have a globally diversified customer base of 90 airlines in 55 countries. For the fourth quarter of 2017, we have contracted to deliver eight aircraft from our new order pipeline and five aircraft from the secondary market, all subject to lease,  representing capital expenditures of approximately $913 million.

During the quarter ended September 30, 2017, we took delivery of three new aircraft and sold seven aircraft from our operating lease portfolio.

Below are the key portfolio metrics of our fleet:

	September 30, 2017		December 31, 2016
Aggregate fleet net book value	$12.7	billion	$12.0	billion
Weighted-average fleet age(1)	3.7	years	3.8	years
Weighted-average remaining lease term(1)	6.8	years	6.9	years

Fleet size	236		237
Managed fleet	51		30
Order book	372		363

Current fleet contracted rentals	$9.6	billion	$9.4	billion
Committed fleet rentals	$13.7	billion	$14.4	billion
Total committed rentals	$23.3	billion	$23.8	billion

(1)	Weighted-average fleet age and remaining lease term calculated based on net book value.

The following table details the region concentration of our fleet:

	September 30, 2017	December 31, 2016
Region	% of Net Book Value	% of Net Book Value
Europe	32.2%	29.5%
China	21.7%	23.0%
Asia (excluding China)	20.9%	22.7%
The Middle East and Africa	9.2%	7.8%
Central America, South America and Mexico	7.7%	7.8%
U.S. and Canada	4.8%	5.4%
Pacific, Australia and New Zealand	3.5%	3.8%
Total	100.0%	100.0%

The following table details the composition of our fleet by aircraft type:

	September 30, 2017		December 31, 2016
Aircraft type	Number of Aircraft	% of Total	Number of Aircraft	% of Total
Airbus A319-100	1	0.4%	3	1.3%
Airbus A320-200	40	17.0%	44	18.6%
Airbus A320-200neo	5	2.1%	1	0.4%
Airbus A321-200	29	12.3%	31	13.1%
Airbus A321-200neo	3	1.3%	—	—%
Airbus A330-200	16	6.8%	17	7.2%
Airbus A330-300	5	2.1%	5	2.1%
Boeing 737-700	3	1.3%	8	3.4%
Boeing 737-800	101	42.8%	95	40.1%
Boeing 767-300ER	1	0.4%	1	0.4%
Boeing 777-200ER	1	0.4%	1	0.4%
Boeing 777-300ER	24	10.2%	22	9.3%
Boeing 787-9	6	2.5%	3	1.3%
Embraer E190	1	0.4%	6	2.4%
Total	236	100.0%	237	100.0%

Debt Financing Activities

We ended the third quarter of 2017 with total debt financing, net of discounts and issuance costs, of $9.2 billion, resulting in a debt to equity ratio of 2.53:1.

Our debt financing was comprised of unsecured debt of $8.8 billion and such unsecured debt represented 94.0% of our debt portfolio as of September 30, 2017 as compared to 92.4% as of December 31, 2016.  Our fixed rate debt represented 78.1% of our debt portfolio as of September 30, 2017 as compared to 83.5% as of December 31, 2016.  Our composite cost of funds decreased to 3.11% as of September 30, 2017 as compared to 3.42% as of December 31, 2016.

Our debt financing was comprised of the following at September 30, 2017 and December 31, 2016 (dollars in thousands):

	September 30, 2017	December 31, 2016
Unsecured
Senior notes	$6,919,871	$6,953,343
Revolving credit facility	1,436,000	766,000
Term financings	211,782	211,346
Convertible senior notes	199,985	199,995
Total unsecured debt financing	8,767,638	8,130,684
Secured
Term financings	511,353	619,767
Export credit financing	46,583	51,574
Total secured debt financing	557,936	671,341

Total debt financing	9,325,574	8,802,025
Less: Debt discounts and issuance costs	(88,254)	(88,151)
Debt financing, net of discounts and issuance costs	$9,237,320	$8,713,874
Selected interest rates and ratios:
Composite interest rate(1)	3.11%	3.42%
Composite interest rate on fixed-rate debt(1)	3.29%	3.69%
Percentage of total debt at fixed-rate	78.08%	83.48%

(1)This rate does not include the effect of upfront fees, undrawn fees or discount and issuance cost amortization.

Conference Call

In connection with the earnings release, Air Lease Corporation will host a conference call on November 9, 2017 at 4:30 PM Eastern Time to discuss the Company's financial results for the third quarter of 2017.

Investors can participate in the conference call by dialing (855) 308-8321 domestic or (330) 863-3465 international. The passcode for the call is 96216151.

The conference call will also be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.

For your convenience, the conference call can be replayed in its entirety beginning at 7:30 PM ET on November 9, 2017 until 7:30 PM ET November 16, 2017. If you wish to listen to the replay of this conference call, please dial (855) 859-2056 domestic or (404) 537-3406 international and enter passcode 96216151.

About Air Lease Corporation (NYSE: AL)

Air Lease Corporation is a leading aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline customers worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC's website at www.airleasecorp.com.

Contact

Investors:

Mary Liz DePalma

Director of Investor Relations

Email: mdepalma@airleasecorp.com

Media:

Laura Woeste

Manager, Media and Investor Relations

Email: lwoeste@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•	our inability to make acquisitions of, or lease, aircraft on favorable terms;
•	our inability to sell aircraft on favorable terms;
•

our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•	our inability to effectively oversee our managed fleet;
•	our inability to obtain refinancing prior to the time our debt matures;
•	impaired financial condition and liquidity of our lessees;
•	deterioration of economic conditions in the commercial aviation industry generally;
•	increased maintenance, operating or other expenses or changes in the timing thereof;
•	changes in the regulatory environment;
•	potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto; and
•	the factors discussed under “Part I – Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2016, and other SEC filings, including future SEC filings.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

###

Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	September 30, 2017	December 31, 2016
	(unaudited)
Assets
Cash and cash equivalents	$226,019	$274,802
Restricted cash	19,411	16,000
Flight equipment subject to operating leases	14,397,998	13,597,530
Less accumulated depreciation	(1,725,061)	(1,555,605)
	12,672,937	12,041,925
Deposits on flight equipment purchases	1,551,750	1,290,676
Other assets	431,530	352,213
Total assets	$14,901,647	$13,975,616
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$232,399	$256,775
Debt financing, net of discounts and issuance costs	9,237,320	8,713,874
Security deposits and maintenance reserves on flight equipment leases	850,363	856,335
Rentals received in advance	102,442	99,385
Deferred tax liability	823,540	667,060
Total liabilities	$11,246,064	$10,593,429
Shareholders’ Equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 103,239,538 and 102,844,477 shares at September 30, 2017 and December 31, 2016, respectively	1,032	1,010
Class B non-voting common stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	—	—
Paid-in capital	2,248,950	2,237,866
Retained earnings	1,405,601	1,143,311
Total shareholders’ equity	$3,655,583	$3,382,187
Total liabilities and shareholders’ equity	$14,901,647	$13,975,616

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share, per share amounts and percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(unaudited)
Revenues
Rental of flight equipment	$359,487	$340,864	$1,072,254	$985,375
Aircraft sales, trading and other	17,278	14,237	45,655	63,193
Total revenues	376,765	355,101	1,117,909	1,048,568

Expenses
Interest	63,514	64,720	193,591	188,870
Amortization of debt discounts and issuance costs	6,959	8,081	22,388	22,630
Interest expense	70,473	72,801	215,979	211,500

Depreciation of flight equipment	127,553	113,251	377,952	333,962
Selling, general and administrative	19,262	19,874	65,677	59,929
Stock-based compensation	5,358	4,602	14,435	12,342
Total expenses	222,646	210,528	674,043	617,733

Income before taxes	154,119	144,573	443,866	430,835
Income tax expense	(54,931)	(51,297)	(158,816)	(152,898)
Net income	$99,188	$93,276	$285,050	$277,937

Net income per share of Class A and B common stock
Basic	$0.96	$0.91	$2.76	$2.70
Diluted	$0.90	$0.86	$2.59	$2.55
Weighted-average shares outstanding
Basic	103,221,692	102,842,996	103,117,695	102,786,822
Diluted	111,709,545	110,788,913	111,558,125	110,737,889

Other financial data
Pre-tax profit margin	40.9%	40.7%	39.7%	41.1%
Adjusted net income before income taxes(1)	$166,436	$157,256	$479,739	$460,557
Adjusted margin before income taxes(1)	44.2%	44.3%	43.0%	44.1%
Adjusted diluted earnings per share before income taxes(1)	$1.50	$1.43	$4.34	$4.20
Pre-tax return on equity (TTM)	17.1%	17.8%	17.1%	17.8%
Adjusted pre-tax return on equity (TTM)(1)	18.5%	19.0%	18.5%	19.0%

(1)

Adjusted net income before income taxes (defined as net income excluding the effects of certain non-cash items, one-time or non-recurring items, such as settlement expense, net of recoveries, that are not expected to continue in the future and certain other items), adjusted margin before income taxes (defined as adjusted net income before income taxes divided by total revenues, excluding insurance recoveries), adjusted pre-tax return on equity (defined as adjusted net income before income taxes divided by average shareholders' equity) and adjusted diluted earnings per share before income taxes (defined as adjusted net income before income taxes divided by the weighted average diluted common shares outstanding) are measures of operating performance that are not defined by GAAP and should not be considered as an alternative to net income, pre-tax profit margin, earnings per share, pre-tax return on equity, and diluted earnings per share, or any other performance measures derived in accordance with GAAP. Adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes, are presented as supplemental disclosure because management believes they provide useful information on our earnings from ongoing operations.

Management and our board of directors use adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes to assess our consolidated financial and operating performance.  Management believes these measures are helpful in evaluating the operating performance of our ongoing operations and identifying trends in our performance, because they remove the effects of certain non-cash items, one-time or non-recurring items that are not expected to continue in the future and certain other items from our operating results.  Adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share, per share amounts and percentages)

earnings per share before income taxes, however, should not be considered in isolation or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes do not reflect our cash expenditures or changes in our cash requirements for our working capital needs.  In addition, our calculation of adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes may differ from the adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes or analogous calculations of other companies in our industry, limiting their usefulness as a comparative measure.

The following tables show the reconciliation of net income to adjusted net income before income taxes and adjusted margin before income taxes (in thousands, except percentages):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(unaudited)
Reconciliation of net income to adjusted net income before income taxes:
Net income	$99,188	$93,276	$285,050	$277,937
Amortization of debt discounts and issuance costs	6,959	8,081	22,388	22,630
Stock-based compensation	5,358	4,602	14,435	12,342
Insurance recovery on settlement	—	—	(950)	(5,250)
Provision for income taxes	54,931	51,297	158,816	152,898
Adjusted net income before income taxes	$166,436	$157,256	$479,739	$460,557

Reconciliation of denominator of adjusted margin before income taxes:
Total revenues	$376,765	$355,101	$1,117,909	$1,048,568
Insurance recovery on settlement	—	—	(950)	(5,250)
Total revenues, excluding insurance recovery on settlement	$376,765	$355,101	$1,116,959	$1,043,318
Adjusted margin before income taxes(1)	44.2%	44.3%	43.0%	44.1%

(1)	Adjusted margin before income taxes is adjusted net income before income taxes divided by total revenues, excluding recovery on settlement.

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share, per share amounts and percentages)

The following table shows the reconciliation of net income to adjusted diluted earnings per share before income taxes (in thousands, except share and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(unaudited)
Reconciliation of net income to adjusted diluted earnings per share before income taxes:
Net income	$99,188	$93,276	$285,050	$277,937
Amortization of debt discounts and issuance costs	6,959	8,081	22,388	22,630
Stock-based compensation	5,358	4,602	14,435	12,342
Insurance recovery on settlement	—	—	(950)	(5,250)
Provision for income taxes	54,931	51,297	158,816	152,898
Adjusted net income before income taxes	$166,436	$157,256	$479,739	$460,557
Assumed conversion of convertible senior notes	1,426	1,472	4,263	4,382
Adjusted net income before income taxes plus assumed conversions	$167,862	$158,728	$484,002	$464,939
Weighted-average diluted shares outstanding	111,709,545	110,788,913	111,558,125	110,737,889
Adjusted diluted earnings per share before income taxes	$1.50	$1.43	$4.34	$4.20

The following table shows the reconciliation of net income to adjusted pre-tax return on equity (in thousands, except share and per share amounts):

	Trailing Twelve Months September 30,
	2017	2016
	(unaudited)
Reconciliation of net income to adjusted pre-tax return on equity:
Net income	$382,038	$358,836
Amortization of debt discounts and issuance costs	30,700	30,355
Stock-based compensation	19,034	16,992
Insurance recovery on settlement	(950)	(9,750)
Provision for income taxes	211,231	196,702
Adjusted net income before income taxes	$642,053	$593,135

Shareholders' equity as of September 30, 2016 and 2015, respectively	$3,288,289	$2,939,448
Shareholders' equity as of September 30, 2017 and 2016, respectively	$3,655,583	$3,288,289
Average shareholders' equity	$3,471,936	$3,113,869

Adjusted pre-tax return on equity (TTM)	18.5%	19.0%

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2017	2016
	(unaudited)
Operating Activities
Net income	$285,050	$277,937
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	377,952	333,962
Stock-based compensation	14,435	12,342
Deferred taxes	158,816	152,898
Amortization of debt discounts and issuance costs	22,388	22,630
Gain on aircraft sales, trading and other activity	(23,785)	(47,687)
Changes in operating assets and liabilities:
Other assets	(80,509)	(24,305)
Accrued interest and other payables	(5,768)	23,769
Rentals received in advance	3,057	9,933
Net cash provided by operating activities	751,636	761,479
Investing Activities
Acquisition of flight equipment under operating lease	(1,304,317)	(1,436,679)
Payments for deposits on flight equipment purchases	(565,343)	(641,737)
Proceeds from aircraft sales, trading and other activity	595,796	649,210
Acquisition of aircraft furnishings, equipment and other assets	(134,709)	(165,378)
Net cash used in investing activities	(1,408,573)	(1,594,584)
Financing Activities
Issuance of common stock upon exercise of options and warrants	2,214	—
Cash dividends paid	(23,191)	(15,413)
Tax withholdings on stock-based compensation	(5,600)	(5,890)
Net change in unsecured revolving facilities	670,000	298,000
Proceeds from debt financings	1,101,673	1,526,001
Payments in reduction of debt financings	(1,266,440)	(1,000,559)
Net change in restricted cash	(3,411)	(534)
Debt issuance costs	(4,164)	(4,362)
Security deposits and maintenance reserve receipts	173,879	153,151
Security deposits and maintenance reserve disbursements	(36,806)	(47,142)
Net cash provided by financing activities	608,154	903,252
Net (decrease)/increase in cash	(48,783)	70,147
Cash and cash equivalents at beginning of period	274,802	156,675
Cash and cash equivalents at end of period	$226,019	$226,822
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $33,618 and $30,137 at September 30, 2017 and 2016, respectively	$252,806	$224,420
Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest, deposits on flight equipment purchases and seller financing applied to acquisition of flight equipment and other assets applied to payments for deposits on flight equipment purchases	$398,024	$642,417
Cash dividends declared, not yet paid	$7,742	$5,142